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                                                                    EXHIBIT 11.1

                               SAPIENT CORPORATION

                         ARTICLE 6.01 OF REGULATION S-K

 COMPUTATION OF SHARES USED IN COMPUTING BASIC AND DILUTED NET INCOME PER SHARE


                                                           THREE MONTHS ENDED
                                                     -------------------------------
                                                     MARCH 31,             MARCH 31,
                                                       1999                  1998
                                                     ---------             ---------
Net income ............................            $ 4,278,794            $ 4,346,888
Basic net income per share:
     Weighted average common shares
       Outstanding ....................             27,139,284             25,138,074
     Shares used in computing per share
       Amount .........................             27,139,284             25,138,074
                                                   ===========            ===========
     Basic net income per share .......            $      0.16            $      0.17
                                                   ===========            ===========
Diluted net income per share:
     Weighted average common shares
       Outstanding ....................             27,139,284             25,138,074
     Dilutive stock options ...........              3,434,812              2,623,700
                                                   -----------            -----------
     Shares used in computing per share
       Amount .........................             30,574,096             27,761,774
                                                   -----------            -----------
     Diluted net income per share .....            $      0.14            $      0.16
                                                   ===========            ===========

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